EXCHANGE AGREEMENT
This Exchange Agreement (this “Agreement”) is made and entered into as of June 25, 2021, by and among Stem, Inc. (f/k/a Star Peak Energy Transition Corp.), a Delaware corporation (the “Company”), and each of the other signatories hereto (each a “Holder” and together, the “Holders” and, together with the Company, the “parties”).
RECITALS
WHEREAS, the Holders desire to exchange an aggregate of 7,181,134 warrants originally issued in a private placement that closed simultaneously with the initial public offering of the Company (the “Private Placement Warrants”), for shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), on the terms and conditions set forth in this Agreement (the “Exchange”).
WHEREAS, the Company desires to issue to the Holders an aggregate of 4,683,349 shares of Common Stock as set forth in this Agreement in exchange for the Private Placement Warrants.
NOW, THEREFORE, in consideration of the premises and the agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
ARTICLE I
Exchange
Section 1.1    Exchange of Private Placement Warrants for Common Stock; Registration Rights. Upon the terms and subject to the conditions of this Agreement, each Holder shall exchange the number of Private Placement Warrants set forth opposite such Holder’s name in Schedule A hereto for the number of shares of Common Stock set forth opposite such Holder’s name in Schedule A hereto. The settlement of such Exchange shall occur at 4:00 p.m., Eastern Time, on June 30, 2021 (the “Closing Date”) unless the parties agree in writing on a different date. The shares of Common Stock issued to the Holders in exchange for the Private Placement Warrants pursuant to the terms of this Agreement are referred to herein as the “Exchange Shares.”
Section 1.2    Section 3(a)(9) Exchange. In consideration of and for the Exchange, the Company agrees to issue to the Holders the Exchange Shares. The issuance of the Exchange Shares to the Holders will be made without registration of such Exchange Shares under the Securities Act of 1933, as amended (together with the rules and regulations there under, the “Securities Act”), in reliance upon the exemption there from provided by Section 3(a)(9) of the Securities Act.
Section 1.3    Registration of the Exchange Shares. The Company shall prepare and file or cause to be prepared and filed with the Securities and Exchange Commission, as promptly as practicable, but in no event later than fifteen days following the Closing Date, a Registration

Statement on Form S-1, or its successor form, for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Holders of all of the Exchange Shares then held by such Holders (the “Resale Shelf Registration Statement”). The Company shall use reasonable best efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing and, once effective, to keep the Resale Shelf Registration Statement continuously effective under the Securities Act at all times until the expiration of the Effectiveness Period (as defined in the Investor Rights Agreement). The Company shall use its commercially reasonable efforts to convert the Resale Shelf Registration Statement from a Form S-1 to a Form S-3 as soon as practicable after the Company is eligible to use Form S-3. For the avoidance of doubt, the Exchange Shares shall be treated as Registrable Securities as defined under the Company’s Investor Rights Agreement dated as of April 28, 2021 (the “Investor Rights Agreement”) for all purposes thereunder.
Section 1.4    Closing and Settlement Mechanics. On the Closing Date, (i) the Company will provide irrevocable instructions to Continental Stock Transfer & Trust Company, the transfer agent of the Company (the “Transfer Agent”), to credit to the Holders or their designees the Exchange Shares pursuant to the terms of this Agreement and (ii) the Holders will deliver, or caused to be delivered, to the Company all documentation related to the right, title and interest in and to all of the Private Placement Warrants being exchanged under this Agreement in accordance with the instructions of the Company, and whatever documents of conveyance or transfer may be necessary or reasonably desirable to transfer to and confirm in the Company all right, title and interest in and to (free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto) the Private Placement Warrants.
Section 1.5    Conditions to Closing.
(a)    The obligation of the Holders hereunder to consummate the transactions contemplated hereby is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Holders’ sole benefit and may be waived by the Holders at any time in its sole discretion by providing the Company with prior written notice thereof:
(i)    The Company shall have issued irrevocable instructions to the Transfer Agent to credit to the Holders or their designees the Exchange Shares pursuant to the terms of this Agreement;
(ii)    The Company shall have submitted, and The New York Stock Exchange (the “NYSE”) shall have approved, a supplemental listing application with respect to the Exchange Shares on or prior to the Closing Date; and
(iii)    The representations and warranties of the Company in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.
(b)    The obligation of the Company hereunder to consummate the transactions contemplated hereby is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Holders with prior written notice thereof:
(i)    The representations and warranties of the Holders in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and that the Holders shall have complied in all material respects with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date.
(ii)    The Holders shall have delivered to the Company, or caused to be delivered, whatever documents of conveyance or transfer may be necessary to transfer and confirm all right, title and interest in and to (free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto) the Private Placement Warrants to the Company on the Closing Date.
ARTICLE II
Representations, Warranties and Covenants of the Holders
The Holders hereby make the following representations, warranties and covenants, each of which is true and correct on the date hereof and the Closing Date and shall survive the Closing Date and the transactions contemplated hereby to the extent set forth herein:
Section 2.1    Existence and Power.
(a)    The Holders are duly organized, validly existing and in good standing under the laws of the jurisdiction of their organization and have the power, authority and capacity to execute and deliver this Agreement, to perform their obligations hereunder, and to consummate the transactions contemplated hereby.
(b)    The execution of this Agreement by the Holders and the consummation by the Holders of the transactions contemplated hereby does not and will not constitute or result in a breach, violation, conflict or default under any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license to which the Holders are a party, whether written or oral, express or implied, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of the Holders or on the part of any other party thereto or cause the acceleration or termination of any obligation or right of the Holders, except for such breaches, conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holders to perform their obligations hereunder.
Section 2.2    Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Holders and constitutes a legal, valid and binding obligation of the Holders, enforceable against the Holders in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity.
Section 2.3    Title to Private Placement Warrants. The Holders have good and valid title to the aggregate number of Private Placement Warrants set forth in Schedule A to this Agreement, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto. The Holders have not, in whole or in part, (i) assigned, transferred, hypothecated, pledged or otherwise disposed of the Private Placement Warrants or their rights in such Private Placement Warrants, or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to such Private Placement Warrants which would limit the Holders’ power to transfer the Private Placement Warrants hereunder. The Private Placement Warrants being exchanged pursuant to this Agreement are all of the Private Placement Warrants of the Company now held by the Holders or any of their affiliates issued and outstanding as of the date hereof.
Section 2.4    No Reliance. The Holders are not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its affiliates or representatives, except for the representations and warranties made by the Company in this Agreement.
Section 2.5    No Renumeration. Neither the Holders nor any of their respective affiliates, nor any person acting on behalf of or for the benefit of any of the forgoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder) for soliciting the Exchange, and the Holders have received no additional consideration for the Private Placement Warrants other than the Exchange Shares.
Section 2.6    Transfer Restrictions. The Holders acknowledge that, upon the issuance of the Exchange Shares, the Exchange Shares will be notated with a restrictive legend such as the following:
“THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF STEM, INC. THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE

TRANSFERRED, ONLY (I) PURSUANT TO ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (III) TO STEM, INC., IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. STEM, INC. MAY REQUIRE THE DELIVERY OF A WRITTEN OPINION OF COUNSEL, CERTIFICATIONS AND/OR ANY OTHER INFORMATION IT REASONABLY REQUIRES TO CONFIRM THE SECURITIES ACT EXEMPTION FOR SUCH TRANSACTION.”
ARTICLE III
Representations, Warranties and Covenants of the Company
The Company hereby makes the following representations, warranties and covenants each of which is true and correct on the date hereof and shall survive the Closing Date and the transactions contemplated hereby to the extent set forth herein.
Section 3.1    Existence and Power.
(a)    The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including, without limitation, the issuance of all of the Exchange Shares hereunder, have been duly authorized by the Board of Directors of the Company, and no further consent, approval or authorization is required by the Company or of its Board of Directors or its shareholders in order for the Company to perform its obligations hereunder and consummate the transactions contemplated hereby, including, without limitation, the issuance of all of the Exchange Shares hereunder.
(b)    The execution of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (i) does not require the consent, approval, authorization, order, registration or qualification of, or filing with, any governmental authority or court, or body or arbitrator having jurisdiction over the Company, other than the NYSE; and (ii) does not and will not constitute or result in a breach, violation or default under any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, whether written or oral, express or implied, or with the certificate of incorporation or bylaws of the Company, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of the Company or on the part of any other party thereto or cause the acceleration or termination of any obligation or right of the Company or any other party thereto, except for such breaches, violations or defaults which would not reasonably be expected to, singly or in the aggregate, result in a material adverse effect on the ability of the Company to perform its obligations hereunder. The Company is not in violation of the listing requirements of the NYSE and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock by the NYSE.
Section 3.2    Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity.
Section 3.3    Valid Issuance of the Exchange Shares. The Exchange Shares, when issued and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof and free of restrictions on transfer, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of the representations of the Holders in Article II of this Agreement, the Exchange Shares will be issued in compliance with all applicable federal and state securities laws. The offer and issuance of the Exchange Shares is exempt from registration under the Securities Act pursuant to the exemption provided by Section 3(a)(9) thereof. The Company has a sufficient number of authorized and unissued Common Stock to consummate the Exchange.
Section 3.4    Transfer Taxes. On the Closing Date, all share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of the Exchange Shares to be exchanged with the Holders hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.
Section 3.5    Capitalization. As of the date hereof and as of the Closing Date and before giving effect to the Exchange, not less than 125,754,510 shares of the Company’s Common Stock are issued and outstanding.
ARTICLE IV
Miscellaneous Provisions
Section 4.1    Survival of Representations and Warranties. The agreements of the Company and the Holders, as set forth herein, and the respective representations and warranties of the Holders and the Company as set forth herein in Articles II and III, respectively, shall survive the Closing Date.
Section 4.2    Tax Treatment. For U.S. federal income tax purposes, the Exchange is intended to qualify as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the “Code”) (the “Intended Tax Treatment”) and this Agreement constitutes and is adopted as a “plan of reorganization” for purposes of Sections

354 and 361 of the Code and within the meaning of Treasury Regulations §§ 1.368-2(g) and 1.368-3(a). The parties shall (x) treat the Exchange as qualifying for the Intended Tax Treatment, (y) file all their tax returns consistent with the Intended Tax Treatment and (z) except to the extent otherwise required by a final “determination” within the meaning of Section 1313(a)(1) of the Code, take no tax position inconsistent with the Intended Tax Treatment.
Section 4.3    Notice. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) with return receipt requested or sent by reputable overnight courier service (charges prepaid):
(a)    if to the Holders, at their addresses as follows:
Star Peak Sponsor LLC
1603 Orrington Avenue, 13th Floor
Evanston, IL 60201
Attention: Tyson Taylor
E-mail: info@starpeakcorp.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
609 Main St.
Houston, TX 77019
Attention: Matthew R. Pacey, P.C.; Bryan D. Flannery
Email: matt.pacey@kirkland.com; bryan.flannery@kirkland.com
(b)    if to the Company, at its address, as follows:
Stem, Inc.
100 Rollins Road
Millbrae, CA 94030
Attention: William Bush; Saul Laureles
E-mail: bill.bush@stem.com; saul.laureles@stem.com

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166-0193
Attention: John Gaffney
Email: JGaffney@gibsondunn.com

Each party hereto by notice to the other party may designate additional or different addresses for subsequent notices or communications. All notices and communications will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
Section 4.4    Entire Agreement. This Agreement and the other documents and agreements executed in connection with the Exchange embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.
Section 4.5    Assignment; Binding Agreement. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.
Section 4.6    Counterparts. This Agreement may be executed in multiple counterparts, and on separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereupon delivered by facsimile or in portable document format (.pdf) shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.
Section 4.7    Remedies Cumulative. Except as otherwise provided herein, all rights and remedies of the parties under this Agreement are cumulative and without prejudice to any other rights or remedies available at law.
Section 4.8    Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or under any of the other documents in connection herewith or with any transaction contemplated hereby or thereby or discussed herein or therein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall (i) limit, or be deemed to limit, in any way any right to serve process in any manner permitted by law, (ii) operate, or shall be deemed to operate, to preclude the Holders from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Holders or to enforce a judgment or other court ruling in favor of such Holder. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
Section 4.9    No Third Party Beneficiaries or Other Rights. Nothing herein shall grant to or create in any person not a party hereto, or any such person’s dependents or heirs, any right to any benefits hereunder, and no such party shall be entitled to sue any party to this Agreement with respect thereto.
Section 4.10    Waiver; Consent. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto. No waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent otherwise agreed in writing, no waiver of any term, condition or other provision of this Agreement, or any breach thereof shall be deemed to be a waiver of any other term, condition or provision or any breach thereof, or any subsequent breach of the same term, condition or provision, nor shall any forbearance to seek a remedy for any noncompliance or breach be deemed to be a waiver of a party’s rights and remedies with respect to such noncompliance or breach.
Section 4.11    Word Meanings. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural, and vice versa, unless the context otherwise requires. The masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires.
Section 4.12    No Broker. Neither party has engaged any third party as broker or finder or incurred or become obligated to pay any broker’s commission or finder’s fee in connection with the transactions contemplated by this Agreement other than such fees and expenses for which that particular party shall be solely responsible.
Section 4.13    Further Assurances. The Holders and the Company each hereby agree to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions, as either party may reasonably request in connection with the transactions contemplated by this Agreement.
Section 4.14    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
Section 4.15    Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity,

legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.
Section 4.16    Affiliate Status. The parties hereto acknowledge and agree that as of the date hereof none of the Holders are an “affiliate” (within the meaning of Rule 144 under the Securities Act) of the Company.
Section 4.17    Termination. In the event that the consummation of the Exchange shall not have occurred for whatever reason prior to the date that is thirty days from the date hereof, unless the parties agree in writing otherwise prior to such date, this Agreement will terminate automatically and be of no further force and effect.
Section 4.18    Expenses. Promptly after the Closing Date, the Company shall reimburse the Holders for all reasonable and documented expenses incurred by the Holders in connection with the Exchange (including, without limitation, reasonable fees and disbursements of counsel) with such reimbursement not to exceed $25,000.
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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.
STAR PEAK SPONSOR LLC
By: /s/ Eric Scheyer
Name: Eric Scheyer
Title: Authorized Signatory on behalf of the Board

STAR PEAK SPONSOR WARRANTCO LLC
By: /s/ David Wilansky
Name: David Wilansky
Title: SPAC Securities Manager

STEM, INC.
By: /s/ William Bush
Name: William Bush
Title: Chief Financial Officer
Signature Page to Exchange Agreement